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                                  Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 1997, on the consolidated financial statements of Brandywine Realty Trust (the Company) included in the Company's Form 10-K for the year ended December 31, 1996, our report dated February 11, 1997 on the combined financial statements of revenue and certain expenses of Columbia Acquisition Properties for the year ended December 31, 1996, included in the Company's Form 8-K/A (No. 1) dated February 13, 1997 and Form 8-K/A (No. 2) dated February 24, 1997, and our report dated January 29, 1997 on the combined financial statements of revenue and certain expenses of Main Street Properties for the year ended December 31, 1996 included in the Company's Form 8-K/A (No.
1) dated April 29, 1997, and to all references to our Firm included in this Registration Statement.


                                                     ARTHUR ANDERSEN LLP





Philadelphia, PA
June 2, 1997